UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2014
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Third Floor, 7-8 Conduit Street, Mayfair, London, UK	W1S 2XF
(Address of principal executive offices)	(Zip Code)

44 207 290 6919
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective February 10, 2014, the Board of Directors of TagLikeMe Corp., a Nevada corporation (the “Company”) approved that certain designation of 2,000,000 shares of Series A preferred stock (the "Series A Preferred Stock"). The Designation of Series A Preferred Stock was filed with the Nevada Secretary of State on February 14, 2014. The face value of each share of Series A Preferred Stock is $4.00. The foregoing is a summary description of the rights and preferences of the Series A Preferred Stock and does not purport to be complete and is qualified in its entirety by reference to the Designation of Series A Preferred Stock, a form of which is filed hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Series A Preferred Stock

The shares of Series A Preferred Stock have certain dividend rights. The holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends (“Dividends”). So long as any Series A Preferred Stock shall remain outstanding: (i) no dividends whatsoever shall be declared or paid upon, nor shall any distribution be made upon, any shares of any other class of stock of the Company, other than a dividend or distribution payable in Common Stock, and (ii) no shares of any class of stock of the Company shall be redeemed by the Company or purchased or otherwise acquired by the Company or any affiliate thereof, unless the Company is current with the dividends set forth above.

The shares of Series A Preferred Stock have voting rights. The holders of the Series A Preferred Stock shall have the right to vote on any matter to be voted on by the stockholders of the Company (including any election or removal of the directors of the Company) and including to the extent specifically required by Nevada law. The voting rights of all then issued and outstanding shares of Series A Preferred Stock shall equal two times the voting rights of the then total issued and outstanding shares of common stock. Each holder of Series A Preferred Stock shall have that number of votes based on the percentage of equity holdings of the Series A Preferred Stock.

The shares of Series A Preferred Stock shall be convertible, at any time, and/or from time to time, into the number of shares of the Company’s common stock, par value $0.001 per share, equal to the price of the Series A Preferred Stock, divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time (the “Conversion Rate”). For example, assuming a $4.00 price per share of Series A Preferred Stock, and a par value of $0.001 per share for common stock, each share of Series A Preferred Stock would be convertible into 4,000 shares of common stock. Such conversion shall be deemed to be effective on the business day (the “Conversion Date”) following the receipt by the Company of written notice from the holder of the Series A Preferred Stock of the holder’s intention to convert the shares of Series A Stock, together with the holder’s stock certificate or certificates evidencing the Series A Preferred Stock to be converted.

The Company may redeem the Series A Preferred Stock at $0.001 per share by providing a five day written notice to the shareholders of the Series A Preferred Stock. In the event the Company provides the Notice of Redemption, the holders of record of the Series A Preferred Stock will have five business days from date of Notice of Redemption to exercise their conversion rights in accordance with above.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.2	Designation of Series A Preferred Stock filed with the Nevada Secretary of State on February 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TagLikeMe Corp.

DATE: February 20, 2014	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer